UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       March 22, 2012

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On March 22, 2012, Ferrari S.p.A. (“Ferrari”) and Movado Group, Inc. (the "Company") entered into a trademark license agreement (the "Agreement").

GRANT OF LICENSE, TERM AND TERMINATION

Under the Agreement, Ferrari granted the Company a worldwide, exclusive right and license to use the trademarks SCUDERIA FERRARI, the S.F. and Prancing Horse in shield device and FERRARI OFFICIAL LICENSED PRODUCT logo (the “Trademarks) in connection with the development, manufacture, distribution, advertising, promotion and sale of watches to be sold at suggested retail prices not exceeding €1,500 (the “Products”) and agreed to not grant any other entity in the future any rights to use the Trademarks, or any other trademarks identifying the Ferrari brand, on watches. Upon prior notice to Ferrari, the Company has the right to sub-license any of its wholly-owned subsidiaries to exercise and perform any of its rights and obligations under the Agreement and, with Ferrari’s prior approval, may appoint qualified sub-licensees to produce and distribute the Products.

The initial term of the Agreement continues through December 31, 2017 and will be renewed automatically for an additional five years, through December 31, 2022, if total royalty payments each year of the initial term exceed the applicable guaranteed minimum royalty payment amount. The Agreement provides for early termination for industry standard causes, including termination by Ferrari for the Company’s material breach, as well as in the event of certain changes in control of the Company.

PRODUCT DESIGN, MARKETING, ADVERTISING AND DISTRIBUTION

The Company must obtain Ferrari’s approval of all Product designs, packaging and related material as well as all advertising and promotional materials.  The Company will be responsible for the promotion and the worldwide distribution and sale of the Products and will provide Ferrari with quarterly royalty and inventory reports, including reports of net sales. The Company is also obligated to make, directly or indirectly, minimum annual expenditures for the advertising and promotion of the Products.

ROYALTIES

The Company is required to make quarterly royalty payments, in Euros, beginning in the first quarter of calendar 2013 based on a percentage of Product net sales but in no event less than specified guaranteed minimum royalties. Payment of the guaranteed minimum royalties is guaranteed by a bank guaranty.

The Company intends to file the Agreement as an exhibit to its next periodic report and will seek confidential treatment of certain terms in the Agreement at such time.

ITEM 9.01	Financial Statements and Exhibits.

    (d)    Exhibits

Exhibit No.	Description

99.1	Press release issued March 26, 2012 announcing trademark license agreement with Ferrari S.p.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 26, 2012

MOVADO GROUP, INC.

By:	/s/ Timothy F. Michno
Name: Timothy F. Michno
Title: General Counsel